Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000
World Fuel Services Corporation Reports Fourth Quarter
and Full Year 2022 Results
•Full year gross profit of $1.1 billion, up 38% vs prior year
•Net income of $21 million for the quarter and $114 million for the year
•GAAP diluted earnings per share of $0.33 for the quarter and $1.82 for the year
•Adjusted diluted earnings per share of $0.54 for the quarter and $2.04 for the year, up 50% vs prior year
•Full year Adjusted EBITDA increased 60% to $380 million vs prior year
•Annual capital return to shareholders of nearly $80 million through share repurchases and dividends
MIAMI—February 23, 2023—World Fuel Services Corporation (NYSE: INT) today reported financial results for the fourth quarter and full year 2022.
Results compared with the same period last year are as follows (unaudited - in millions, except per share data):

	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	Change	2022	2021	Change
Volume (1)	4,574.5	4,336.1	5%	18,331.4	15,981.7	15%
Revenue	$13,877.7	$9,942.7	40%	59,043.1	31,337.0	88%
Gross profit	282.4	215.2	31%	1,089.1	788.2	38%
Income from operations	78.8	32.3	144%	273.2	142.6	92%
Income from operations as a percentage of gross profit	28%	15%		25%	18%
Adjusted income from operations	80.3	35.4	127%	275.8	160.4	72%
Adjusted income from operations as a percentage of gross profit	28%	16%		25%	20%
Diluted earnings (loss) per common share	$0.33	$0.25	35%	$1.82	$1.16	56%
Adjusted diluted earnings (loss) per common share	$0.54	$0.28	93%	$2.04	$1.36	50%
(1)Includes gallons and gallon equivalents converted as described in the table below.
“The adaptability of our diversified portfolio of complementary businesses enabled us to successfully navigate an increasingly turbulent market in 2022 to produce a solid full year result,” stated Michael J. Kasbar, chairman and chief executive officer. “We have established a strong foundation for ratable growth and will leverage our global expertise to provide an expanding suite of products and services, including our evolving sustainability offerings, to deliver long-term value to our customers, suppliers and shareholders.”
“In 2022, our Adjusted EBITDA improved significantly year-over-year,” said Ira M. Birns, executive vice president and chief financial officer. “Despite higher energy prices in 2022, our strong EBITDA performance further enhanced our liquidity profile which provides greater capacity to invest in growth opportunities, while also continuing to return capital to shareholders through share buybacks and dividends.”

Fourth Quarter 2022 Compared to 2021
Highlights
•Revenue of $13.9 billion, an increase of 40% year-over-year
•Gross profit of $282.4 million, an increase of 31% year-over-year
•Net income of $20.9 million, an increase of 36% year-over-year
•Adjusted EBITDA of $106.5 million, an increase of 93% year-over-year
Segment Profitability
•Aviation – Gross profit of $110.6 million, an increase of 1% year-over-year with the benefit of volume increases principally offset by lower average margins, driven primarily by sales mix.
•Land – Gross profit of $115.8 million, an increase of 54% year-over-year, principally attributable to the Flyers Energy acquisition and stronger performance in our North American fuels business as well as growth in our European power and sustainability businesses.
•Marine – Gross profit of $56.0 million, an increase of 85% year-over-year, primarily driven by higher bunker fuel prices, interest rates and related market volatility.
Full Year 2022 Compared to 2021
Highlights
•Revenue of $59.0 billion, an increase of 88% year-over-year
•Gross profit of $1.1 billion, an increase of 38% year-over-year
•Net income of $114.1 million, an increase of 55% year-over-year
•Adjusted EBITDA of $380.3 million, an increase of 60% year-over-year
Segment Profitability
•Aviation – Gross profit of $357.2 million, a decrease of 8% year-over-year, principally due to inventory losses driven by extreme backwardation experienced during the first half of 2022, together with the reduction in our government-related activity in Afghanistan, partially offset by profits from increased volume in our commercial, private and corporate aviation fueling activities.
•Land – Gross profit of $475.9 million, an increase of 58% year-over-year, principally related to the Flyers Energy acquisition and stronger performance in our North American fuels business and our European power business, offset in part by the reduction in government-related activity in Afghanistan.
•Marine – Gross profit of $256.0 million, an increase of 155% year-over-year, primarily attributable to the impact of higher bunker fuel prices and rising interest rates, leading to an increasingly constrained credit environment, as well as higher market volatility.

Earnings Conference Call
An investor conference call will be held today, February 23, 2023 at 5:00 PM Eastern Time to discuss fourth quarter and full year results. Participants can access the live webcast or participate by phone by visiting the company’s website at https://ir.wfscorp.com/events. To join the conference call by phone, participants must pre-register and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company’s website through March 9, 2023.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement and related services, as well as transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, visit www.wfscorp.com.
Contact:
Ira M. Birns, Executive Vice President & Chief Financial Officer
Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 428-8000
investors@wfscorp.com
Definitions and Non-GAAP Financial Measures
This press release makes reference to "Net income." Net income means Net income attributable to World Fuel as presented in the Statements of Income and Comprehensive Income.
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including the following:
•adjusted income from operations;
•adjusted income from operations as a percentage of gross profit;
•adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•adjusted net income attributable to World Fuel; and
•adjusted diluted earnings per common share;
The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt and gains or losses on sale of businesses, primarily because we do not believe they are reflective of our core operating results. Beginning with the period ending March 31, 2022, the Non-GAAP Measures exclude integration costs associated with our acquisitions and, since the fourth quarter of 2022, also exclude non-operating legal settlements related to a claim which resulted from a financing arrangement between a supplier and its bank. No changes to the comparable period were made as a result of the changes to the definition during the year ended December 31, 2022 as we did not incur integration costs or have non-operating settlements in 2021.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies.
Adjusted net income attributable to World Fuel is defined as net income (loss) attributable to World Fuel excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, and non-operating legal settlements.
Adjusted diluted earnings per common share is computed by dividing adjusted net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued.
Adjusted EBITDA is defined as net income (loss) excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, and non-operating legal settlements. As the GAAP measure most comparable to Adjusted EBITDA is net income, the reconciliation was updated in the first quarter of 2022 to start with net income.
Adjusted income from operations is defined as Income from operations excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, and integration costs. Adjusted income from operations as a percentage of gross profit is computed by dividing adjusted income from operations by gross profit.
Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.

Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations about our ability to leverage our global expertise to deliver long-term value to our customers, suppliers and shareholders, our expectations regarding returning capital to shareholders and our capacity for investment in growth opportunities. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our ability to effectively integrate and derive benefits from acquired businesses; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; changes in the political, economic or regulatory environment generally and in the markets in which we operate, such as the current conflict in Eastern Europe; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our senior revolving credit facility and our senior term loan, including our financial covenants; the impact of cyber and other information security-related incidents; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; the impact of the U.K.'s exit from the European Union, known as Brexit, on our business, operations and financial condition; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; global health developments and economic uncertainty following the COVID-19 pandemic; the outcome of litigation and other proceedings, including the costs associated in defending any actions; and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$298.4	$652.2
Accounts receivable, net of allowance for credit losses of $14.1 million and $26.1 million as of December 31, 2022 and 2021, respectively	3,294.1	2,355.3
Inventories	779.9	477.9
Prepaid expenses	83.6	59.2
Short-term derivative assets, net	302.1	169.2
Other current assets	479.9	305.9
Total current assets	5,238.1	4,019.7
Property and equipment, net	484.2	348.9
Goodwill	1,233.0	861.9
Identifiable intangible assets, net	336.2	189.1
Other non-current assets	873.2	522.8
Total assets	$8,164.6	$5,942.4
Liabilities:
Current liabilities:
Current maturities of long-term debt	$15.8	$30.6
Accounts payable	3,529.5	2,399.6
Short-term derivative liabilities, net	325.2	168.4
Customer deposits	268.9	205.5
Accrued expenses and other current liabilities	469.3	292.7
Total current liabilities	4,608.6	3,096.7
Long-term debt	829.9	478.1
Non-current income tax liabilities, net	212.7	213.9
Other long-term liabilities	522.5	236.8
Total liabilities	6,173.8	4,025.6
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 62.0 and 61.7 issued and outstanding as of December 31, 2022 and 2021, respectively	0.6	0.6
Capital in excess of par value	182.4	168.1
Retained earnings	1,962.5	1,880.6
Accumulated other comprehensive income (loss)	(160.6)	(136.7)
Total World Fuel shareholders' equity	1,984.9	1,912.7
Noncontrolling interest	5.9	4.1
Total equity	1,990.7	1,916.8
Total liabilities and equity	$8,164.6	$5,942.4

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Revenue	$13,877.7	$9,942.7	$59,043.1	$31,337.0
Cost of revenue	13,595.4	9,727.5	57,954.1	30,548.8
Gross profit	282.4	215.2	1,089.1	788.2
Operating expenses:
Compensation and employee benefits	133.1	112.9	507.4	386.7
General and administrative	69.9	70.3	308.7	247.6
Asset impairments	0.6	—	0.6	4.7
Restructuring charges	—	(0.2)	(0.8)	6.6
Total operating expenses	203.5	182.9	815.8	645.6
Income from operations	78.8	32.3	273.2	142.6
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(35.8)	(11.0)	(110.6)	(40.2)
Other income (expense), net	(15.6)	(0.8)	(17.5)	(2.3)
Total non-operating income (expense), net	(51.4)	(11.8)	(128.1)	(42.5)
Income (loss) before income taxes	27.4	20.5	145.1	100.0
Provision for income taxes	6.5	5.1	29.2	25.8
Net income (loss) including noncontrolling interest	20.9	15.5	115.9	74.2
Net income (loss) attributable to noncontrolling interest	—	0.1	1.7	0.5
Net income (loss) attributable to World Fuel	$20.9	$15.4	$114.1	$73.7
Basic earnings (loss) per common share	$0.34	$0.25	$1.83	$1.17
Basic weighted average common shares	62.1	62.2	62.3	62.9
Diluted earnings (loss) per common share	$0.33	$0.25	$1.82	$1.16
Diluted weighted average common shares	62.5	62.4	62.7	63.3
Comprehensive income:
Net income (loss) including noncontrolling interest	$20.9	$15.5	$115.9	$74.2
Other comprehensive income (loss):
Foreign currency translation adjustments	31.9	(3.1)	(45.5)	(13.7)
Cash flow hedges, net of income tax expense (benefit) of ($0.6) and $3.4 for the three months ended December 31, 2022 and 2021, respectively, and net of income tax expense (benefit) of $7.6 and $3.3 for the year ended December 31, 2022 and 2021, respectively	(1.3)	10.0	21.6	9.6
Total other comprehensive income (loss)	30.6	7.0	(24.0)	(4.1)
Comprehensive income (loss) including noncontrolling interest	51.5	22.4	91.9	70.1
Comprehensive income (loss) attributable to noncontrolling interest	—	0.1	1.7	0.5
Comprehensive income (loss) attributable to World Fuel	$51.5	$22.4	$90.2	$69.6

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$20.9	$15.5	$115.9	$74.2
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	91.9	5.2	179.9	14.5
Depreciation and amortization	27.6	20.8	107.8	81.0
Provision for credit losses	1.6	3.4	7.7	6.3
Share-based payment award compensation costs	3.5	4.2	17.6	19.6
Deferred income tax expense (benefit)	(10.5)	10.5	(18.5)	(7.6)
Unrealized foreign currency (gains) losses, net	6.0	2.8	21.7	(7.8)
Loss (gain) on sale of business	7.7	(0.2)	7.7	1.5
Other	(1.2)	(2.5)	(0.8)	4.6
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(72.1)	(324.6)	(870.7)	(1,132.6)
Inventories	(44.9)	(42.7)	(252.1)	(135.2)
Prepaid expenses	2.7	16.4	(25.2)	(10.5)
Short-term derivative assets, net	95.1	(28.5)	(351.2)	(89.5)
Other current assets	(37.7)	(78.1)	(121.8)	(32.1)
Cash collateral with counterparties	(329.7)	(84.9)	(252.9)	22.9
Other non-current assets	98.6	0.5	(133.9)	(89.9)
Accounts payable	249.8	359.8	1,060.7	1,143.8
Customer deposits	(59.5)	43.9	67.3	52.0
Short-term derivative liabilities, net	(96.4)	3.2	370.6	114.8
Accrued expenses and other current liabilities	17.8	24.1	78.2	64.2
Non-current income tax, net and other long-term liabilities	(62.3)	1.1	130.6	79.0
Net cash provided by (used in) operating activities	(90.8)	(50.1)	138.5	173.2
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(2.2)	(37.1)	(643.9)	(37.1)
Proceeds from sale of business, net of divested cash	—	—	—	25.0
Capital expenditures	(22.4)	(10.8)	(78.6)	(39.2)
Other investing activities, net	(1.2)	(0.6)	(2.5)	(7.1)
Net cash provided by (used in) investing activities	(25.7)	(48.5)	(724.9)	(58.3)
Cash flows from financing activities:
Borrowings of debt	706.7	—	6,944.9	0.3
Repayments of debt	(572.5)	(7.7)	(6,611.2)	(24.2)
Dividends paid on common stock	(8.6)	(7.5)	(31.0)	(28.7)
Repurchases of common stock	—	(26.1)	(48.7)	(50.5)
Other financing activities, net	(3.3)	(2.0)	(16.6)	(10.5)
Net cash provided by (used in) financing activities	122.3	(43.3)	237.3	(113.6)
Effect of exchange rate changes on cash and cash equivalents	12.3	(1.8)	(4.7)	(7.8)
Net increase (decrease) in cash and cash equivalents	18.1	(143.7)	(353.8)	(6.6)
Cash and cash equivalents, as of the beginning of the period	280.3	796.0	652.2	658.8
Cash and cash equivalents, as of the end of the period	$298.4	$652.2	$298.4	$652.2

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended December 31,				For the Year Ended December 31,
	2022		2021		2022		2021
	Net Income	Earnings per Share	Net Income	Earnings per Share	Net Income	Earnings per Share	Net Income	Earnings per Share
Net income and Diluted earnings per common share	$20.9	$0.33	$15.4	$0.25	$114.1	$1.82	$73.7	$1.16
Acquisition and divestiture related expenses	0.9	$0.01	3.3	$0.05	1.4	$0.02	6.6	$0.10
Loss (gain) on sale of business	7.7	$0.12	(0.2)	$—	7.7	$0.12	(0.9)	$(0.01)
Asset impairments	0.6	$0.01	—	$—	0.6	$0.01	4.7	$0.07
Integration costs	—	$—	—	$—	1.4	$0.02	—	$—
Restructuring charges	—	$—	(0.2)	$—	(0.8)	$(0.01)	6.6	$0.10
Non-operating legal settlements	6.5	$0.10	—	$—	6.5	$0.10	—	$—
Loss on debt extinguishment	—	$—	—	$—	0.7	$0.01	—	$—
Income tax impacts	(3.1)	$(0.05)	(0.7)	$(0.01)	(3.6)	$(0.06)	(4.6)	$(0.07)
Adjusted net income and Adjusted diluted earnings per common share	$33.5	$0.54	$17.6	$0.28	$127.9	$2.04	$86.0	$1.36

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) including noncontrolling interest	$20.9	$15.5	$115.9	$74.2
Interest expense and other financing costs, net	35.8	11.0	110.6	40.2
Provision (benefit) for income taxes	6.5	5.1	29.2	25.8
Depreciation and amortization	27.6	20.8	107.8	81.0
EBITDA	90.9	52.3	363.5	221.2
Acquisition and divestiture related expenses	0.9	3.3	1.4	6.6
Loss (gain) on sale of business	7.7	(0.2)	7.7	(0.9)
Non-operating legal settlements	6.5	—	6.5	—
Asset impairments	0.6	—	0.6	4.7
Integration costs	—	—	1.4	—
Restructuring charges	—	(0.2)	(0.8)	6.6
Adjusted EBITDA	$106.5	$55.2	$380.3	$238.1

Reconciliation of GAAP to Non-GAAP financial measures:	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Income from operations	$78.8	$32.3	$273.2	$142.6
Acquisition and divestiture related expenses	0.9	3.3	1.4	6.6
Asset impairments	0.6	—	0.6	4.7
Integration costs	—	—	1.4	—
Restructuring charges	—	(0.2)	(0.8)	6.6
Adjusted Income from Operations	$80.3	$35.4	$275.8	$160.4

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Revenue:	2022	2021	2022	2021
Aviation segment	$6,683.9	$4,343.8	$26,799.9	$12,824.3
Land segment	4,457.1	3,111.0	19,283.7	10,426.8
Marine segment	2,736.7	2,487.9	12,959.6	8,085.8
Total revenue	$13,877.7	$9,942.7	$59,043.1	$31,337.0
Gross profit:
Aviation segment	$110.6	$109.8	$357.2	$386.9
Land segment	115.8	75.2	475.9	301.1
Marine segment	56.0	30.2	256.0	100.3
Total gross profit	$282.4	$215.2	$1,089.1	$788.2
Income from operations:
Aviation segment	$41.0	$49.4	$99.5	$163.4
Land segment	37.1	0.1	125.6	44.6
Marine segment	31.5	5.9	155.5	20.7
Corporate overhead - unallocated	(30.7)	(23.1)	(107.4)	(86.1)
Total income from operations	$78.8	$32.3	$273.2	$142.6

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Volume (Gallons):	2022	2021	2022	2021
Aviation Segment	1,801.4	1,684.7	7,127.6	5,857.5
Land Segment (1)	1,536.8	1,368.9	6,166.2	5,254.1
Marine Segment (2)	1,236.3	1,282.5	5,037.5	4,870.1
Consolidated Total	4,574.5	4,336.1	18,331.4	15,981.7
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.7 and 4.9 for the three months ended December 31, 2022 and 2021, respectively; and 19.1 and 18.4 for the year ended December 31, 2022 and 2021, respectively.